Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated November 2, 2017, relating to the balance sheet of Regalwood Global Energy Ltd. as of September 27, 2017, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from September 14, 2017 (date of inception) to September 27, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

November 2, 2017